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Exhibit 99(a)(5)

LEARN2 CORPORATION

OFFER TO EXCHANGE OPTIONS

NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

    I previously received a copy of the Offer to Exchange, the memorandum from Robert H. Ewald, Chairman of the Board of Learn2 Corporation, dated December 20, 2001 and an Election Form. I signed and returned the Election Form, in which I elected to accept Learn2's offer to exchange (the "Offer") some of or all of my options. I now wish to change that election and reject Learn2's Offer to exchange my options.

    / /  I have signed this Notice and printed my name exactly as it appears on the Election Form.

    / /  I do not accept the Offer to exchange any options.

EMPLOYEE SIGNATURE

SOCIAL SECURITY NUMBER

EMPLOYEE NAME (PLEASE PRINT)

E-MAIL ADDRESS

DATE AND TIME

RETURN TO THE LEARN2 HUMAN RESOURCES DEPARTMENT NO LATER THAN
5:00 P.M., EASTERN TIME, ON JANUARY 25, 2002
VIA FACSIMILE AT (914) 682-4446

LEARN2 WILL SEND AN E-MAIL CONFIRMATION WITHIN 48 HOURS OF RECEIPT
OF THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.
Delivery of Notice to Change Election From Accept to Reject.

    A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a facsimile of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by the Learn2 Human Resources Department either via hand delivery or via facsimile at (914) 682-4446 on or before 5:00 p.m., Eastern Time, on January 25, 2002 (the "Expiration Date").

    THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY LEARN2. YOU MAY HAND DELIVER YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TO THE LEARN2 HUMAN RESOURCES DEPARTMENT AT LEARN2 CORPORATION (THE "COMPANY"), OR YOU MAY FAX IT TO THE LEARN2 HUMAN RESOURCES DEPARTMENT AT THE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

    Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Learn2 beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to Learn2, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

    IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD.

    To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

    By signing this Notice to Change Election From Accept to Reject (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.
Signatures on This Notice to Change Election from Accept to Reject.

    If this Notice to Change Election From Accept to Reject is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

    If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Learn2 of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

3.
Other Information on This Notice to Change Election from Accept to Reject.

    In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4.
Requests for Assistance or Additional Copies.

    Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Human Resources, Stock Administrator, at Learn2 Corporation 1311 Mamaroneck Avenue, Suite 210 White Plains, New York 10605, telephone number (914) 682-4300. Copies will be furnished promptly at Learn2's expense.

5.
Irregularities.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Learn2 in its discretion. Learn2's determinations shall be final and binding on all parties. Learn2 reserves the right to reject any or all Notices to Change Election From Accept to Reject that Learn2 determines not to be in proper form or the acceptance of which may, in the opinion of Learn2's counsel, be unlawful. Learn2 also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and Learn2's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as Learn2 shall determine. Neither Learn2 nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY LEARN2, ON OR BEFORE THE EXPIRATION DATE.

6.
Additional Documents to Read.

    You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Robert H. Ewald, Chairman of the Board of Learn2, dated December 20, 2001 before deciding to participate in the Offer.

7.
Important Tax Information.

    You should refer to Section 14 ("Material U.S. Federal Income Tax Consequences") of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the Unites States, you should consult your tax advisor regarding the material U.S. federal, state, local and applicable foreign income tax and social insurance consequences of participating in the Offer.

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  Exhibit 99(a)(5)
LEARN2 CORPORATION OFFER TO EXCHANGE OPTIONS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT
INSTRUCTIONS